UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2017

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2017, Profire Energy, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Brenton W. Hatch as Chief Executive Officer and President of the Company, effective as of July 1, 2017, which sets forth the parties’ duties and obligations with respect to Mr. Hatch’s employment (the “Employment Agreement”).

The principal purpose of the Employment Agreement is to update Mr. Hatch’s compensation to better align with the compensation of comparable executive officers of public companies. This agreement supersedes and replaces the Employment Agreement between the Company and Mr. Hatch dated June 28, 2013.

Under the Agreement, Mr. Hatch will continue to serve as the Company’s Chief Executive Officer and President. The Agreement establishes that the Company shall pay Mr. Hatch an annual base salary of $365,000 for the remainder of calendar year 2017, effective as of July 1, 2017. Mr. Hatch’s annual base salary shall be adjusted to $400,000 on January 1, 2018 unless the Company does not meet the original budget projection for Revenue and EBITDA for 2017 as set forth in the Company’s fiscal year 2017 budget. Mr. Hatch’s annual base salary is otherwise subject to review by the compensation committee of the board of directors annually.

Pursuant the Employment Agreement, Mr. Hatch is also eligible to receive an annual bonus and participate in a long-term incentive plan. The amount of Mr. Hatch’s annual bonus and awards granted pursuant to the long-term incentive plan shall be determined by the board or the compensation committee.

If Mr. Hatch's employment is terminated other than for “cause” or he resigns for “good reason,” he is entitled to receive a continuation of his base salary for a period of two years and a pro-rata portion of his annual bonus.

The Employment Agreement contains customary confidentiality, non-competition, non-solicitation and non-disparagement provisions.

The foregoing description of the Agreement is qualified in its entirety by the terms set forth in the definitive agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and between Profire Energy, Inc. and Brenton W. Hatch, dated August 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: August 9, 2017	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer
EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Profire Energy, Inc. and Brenton W. Hatch, dated August 3, 2017